                                                                   EXHIBIT 10.18

                               EXECUTIVE AGREEMENT

     AGREEMENT  made and effective as of the 21st day of September,  2001 by and among NYFIX, Inc. a New York corporation with its principal office at 333 Ludlow
Street,  Stamford,  CT 06902 and its subsidiary  office at 1-3 Dufferin  Street,
London,  UK  (hereinafter  "Employer" or "Company"),  and MR. ROBERT GASSER,  99
Treadwell Ave, Madison, NJ 07940 (hereinafter "Executive").

     WHEREAS,  Employer is in the business of developing and marketing  advanced electronic trading systems to brokerage firms and international global exchanges trading in  equities,  currencies  and  futures  and  options  and has formed an affiliate  NYFIX  Millennium  LLC,  (hereinafter  "NYFIX  Millennium")  that  is co-owned by the Company and a consortium of business partners.  NYFIX Millennium is designed as an integrated ATS (alternative  trading system),  exchange access and best execution system and will leverage existing  infrastructure deployed by the Company's NYFIX Network and FIX engine technology, and

     WHEREAS,  Employer  desires to retain the  services  of  Executive  for the period  provided in this  Agreement,  and  Executive  is willing to serve in the employ of  Employer  on a  full-time  basis for said  period  upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT. Employer agrees to employ Executive, and Executive agrees to enter the employ of the Employer  for the period  stated in section 3 hereof and upon the other terms and conditions set forth herein.

     2.  POSITION  AND  RESPONSIBILITIES.  During the  period of his  employment hereunder,  Executive  agrees to serve as the Chief  Executive  Officer of NYFIX
Millennium,  and report directly to Peter Kilbinger Hansen, CEO and President of the Company.

     3. TERM OF  EMPLOYMENT.  The period of  Executive's  employment  under this
Agreement  shall be deemed to have  commenced  as of October 5, 2001,  and shall continue for a period of one year until October 4, 2002 (the  "Term").  The Term shall be  automatically  renewed in one-year  increments  unless  terminated  as provided  herein,  or unless either party gives 60 days prior written  notice of its intention to discontinue the automatic extension.

     4. DUTIES.  During the period of his  employment  hereunder  and except for illness,  vacation periods,  and reasonable  leaves of absence,  Executive shall devote substantially all of his business time, attention,  skill, and efforts to the faithful performance of his duties hereunder.

            In addition to paid  holidays,  as defined by the Company's  holiday schedule, Executive shall receive a prorated (4) four week vacation in the first calendar  year  of  this  Agreement,  and 4  weeks  paid  vacation  during  each subsequent calendar year of this Agreement.

     5. COMPENSATION.

     5.1. BASE SALARY: Employer shall cause NYFIX Millennium to pay Executive as compensation  for his services  hereunder a total annual base salary of $400,000 plus a bonus of 2% on Millennium  pre-tax earnings.  Quarterly  advances against this bonus is subject to approval by the Company's  CEO.  Executive will also be offered to  participate  in the Company's  health  insurance  plan(s) and 401(k)
plan.

     5.2.  OTHER  COMPENSATION:  At any point of time the Company  reserves  the right to extend special  bonuses or incentives  which could include stock option grants.  However,  such  arrangements  are  solely at  management's  discretion.
Executive  shall also be entitled to  participate  in such other benefits as may from time to time be generally  made  available to Employer's  executives.  This contract is not obligating the company to extend such bonuses or incentives.

In addition to the above  compensation,  Executive  will  receive the  following stock-option grants:

                  i)    A sign-up  pre-grant of 225,000 options vesting over a 3
                        year period at a rate of 75,000  options  vesting at the
                        end of "year 1,"  75,000  options  vesting at the end of
                        "year 2." and 75,000 options vesting at the end of "year
                        3"

                  ii)   A bonus  grant of  100,000  options,  which  shall  vest
                        either  on the date when  NYFIX  Millennium  has  earned
                        $50,000,000  in pre-tax  earnings which must be achieved
                        cumulatively in consecutive quarters not to exceed four,
                        or at the end of year five.

These option  grants are subject to the terms and  conditions  of the  Company's
2001 Stock Option Plan and must be approved by the Option Committee of the Board of Directors, at the next Board of Directors Meeting.

     6. PAYMENT TERMS.  The salary payment shall be made in accordance  with the usual payroll system of the Company, presently bi-weekly.

     7. REIMBURSEMENT OF EXPENSES.  Employer shall cause NYFIX Millennium to pay or reimburse  Executive for all reasonable travel and other expenses incurred by
Executive in performance of his obligations under this Agreement,  provided that such expenses are approved in advance by Employer.

     8.  CONFIDENTIALITY.  Executive recognizes and acknowledges that Employer's trade secrets,  specific  combination of use of third-party  parts,  proprietary technology and software, and confidential information as may exist and be shared with Executive from time to time are valuable, special, and unique assets of the
Employer.  Employer and Executive recognize that access to and knowledge of such technology and information is essential to the Executive's duties hereunder.  In return for his access and knowledge,  Executive  agrees that he will not, during the term of this Agreement or at any time thereafter, disclose any such secrets, technology, or information to any person, firm, corporation, or other entity for any reason or purpose  whatsoever,  nor shall the Executive make use of any such secrets,  technology,  or information for his own purposes or for the benefit of any person, firm, corporation, or other entity under any circumstances during or after the term of this Agreement.

     9.  NON-COMPETITION.  Executive will not for the first 12 months  following termination of employment  with the Company  either  directly or indirectly as a sole  proprietor,  partner,  stockholder,  investor,  officer or  director  of a corporation, or as an executive, employee, agent, associate or consultant of any person,  firm,  corporation or other entity,  and without the Company's  written approval:

          (i)  engage in any activity or employment in the faithful  performance of which it could be reasonably anticipated to cause Executive to use or disclose any confidential  information or trade secrets of the Company or NYFIX Millennium;

          (ii) enter into employment with an ATS (alternative trading system) or
               ECN (electronic  communication  network)  organization  using FIX protocol to  communicate  equity order flow from customers to the
               ECN  and/or  ATS  execution  facility,  except  if  Executive  is terminated without cause.

     10.  ENFORCEMENT;  SEVERABILITY.  It is the  desire  and the  intent of the parties hereto that the  provisions of this Agreement  hereof be enforced to the fullest extent permissible under the laws and public policy of the jurisdictions in which  enforcement  is  sought.  Accordingly,  if any  particular  portion or provision of this Agreement shall be adjudicated to be invalid or unenforceable, the  remaining  portion or such  provision or the  remaining  provisions of this
Agreement,  or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

     11.  TERMINATION.  This Agreement may not be terminated  during its term by the Employer for any reason other than (i) a material breach by the Executive of any of  the  terms  of  this  Agreement,  (ii)  Executive  engaging  in  conduct materially injurious to the company, NYFIX Millennium, its affiliates, customers or  suppliers,  (iii)  Executive  engaging  in any  act  of  fraud  which  would constitute a felony under federal or state law.

Notwithstanding   anything  to  the  contrary  contained  herein,  Employer  may terminate  this Agreement (i) upon ten (10) days' written  notice,  in the event that Executive is unable to perform his assigned duties and responsibilities due to  illness,  physical  or  mental  disability  or any  other  reason,  and such disability  continues  for a period of 180 days  within any  twelve  consecutive months, or (ii) upon the death of the Employee.

     The Executive  shall have Good Reason for  terminating  his employment with the Corporation under this Agreement if one or more of the following occurs:

          (a)  layoff or involuntary  termination of the Executive's employment, except in  connection  with the  termination  of the  Executive's employment as a result of termination for Cause,  the non-renewal of this  Agreement  or of the  Executive's  disability,  death or retirement;

          (b)  a reduction by the Corporation in the Executive's Base Salary; or

          (c)  any material violation by the Company of this Agreement;

     Notwithstanding the foregoing,  no action by the Company shall give rise to a Good Reason if it results from the Executive's termination for Cause, death or retirement, and no action by the Corporation specified in paragraphs (a) through
(c) of this  section  shall give rise to a Good  Reason if it  results  from the
Executive's disability.

     Should  Employer  involuntary   terminate   Executive's   employment,   and
involuntary  termination  occurs  after  Executive's  six-month  anniversary  of employment  and  involuntary  termination  is  not  as a  result  of a  "Hostile
Acquisition,"  Executive  will receive six months of base salary in one lump sum payment,  and an  immediate  vesting  of the  nearest  options  to be  vested as reflected in paragraph  5.2.i of this  agreement,  as severance at the effective date  of  the  involuntary  termination;  or  Should  the  Employer  involuntary terminate Executive after the one year anniversary of employment, and not result from a "Hostile Acquisition,"  Executive will receive one year of base salary in one lump sum  payment  and an  immediate  vesting of the  nearest  options to be vested as  reflected in  paragraph  5.2.i of this  agreement as severance at the effective date of the involuntary termination.

In the event NYFIX Millennium is involved in a "Hostile Acquisition," and should the acquiring company terminate Executive's services, Executive will receive two times  Executive's  annual  base  salary.  In  addition,  fifty  percent  of any
"unvested" options will become fully vested.

In the event NYFIX  Millennium  should Merge with another  Non-NYFIX  Inc. owned
Company or NYFIX, Inc should Divest NYFIX Millennium, and Executive were to have employment  terminated,  and if this event  should occur  following  Executive's second  anniversary  of  employment,  Executive  will  receive  100%  vesting of executive's bonus grant of 100,000 options mentioned above.

     12.  GOVERNING  LAW  AND  VENUE.  This  Agreement  shall  be  construed  in accordance with the laws of the State of New York.

     13. NOTICES

     Any  notice  required  to be  given  pursuant  to this  Agreement  shall be effective  only if in writing and  delivered  personally or by mail. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the parties at the addresses  set forth on the signature  page hereof, or at such other  addresses as the parties may designate,  from time to time, by written  notice.  Mailed notices shall be deemed  received two (2) business days after the date of deposit in the mail.

     14.  ASSIGNMENT: EFFECT ON AGREEMENT

     It is hereby  acknowledged  and  agreed  that the  Executive's  rights  and obligations  under  this  Agreement  are  personal  in  nature  and shall not be assigned  or  delegated.  This  agreement  shall be  binding on and inure to the benefit of the heirs,  personal  representatives,  successors and assigns of the parties,  subject,  however,  to the  restrictions  on assignment and delegation contained herein.

     15. ENTIRE AGREEMENT

     This  Agreement  (and the Exhibits  attached  hereto which are part of this
Agreement)  contains the entire agreement and understanding  between the parties and supersedes  all prior  agreements and  understandings,  oral or written.  No modification,  termination or attempted waiver shall be valid, unless in writing and signed by both parties.

     IN WITNESS WHEREOF,  the Parties hereto have executed this Agreement on the
21st day of September 2001:

                                NYFIX, Inc.

                                By: /s/ Peter Kilbinger Hansen
                                   ---------------------------------------------
                                    Peter Kilbinger Hansen
                                    Chief Executive Officer

                                   EXECUTIVE:

                                   /s/ Robert Gasser
                                   ---------------------------------------------
                                   Robert Gasser